UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MINES MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

**** IMPORTANT ****

Dear Mines Management, Inc. Stockholder:

By now, you should have received your proxy material for the 2016 Mines Management, Inc. Special Meeting scheduled to be held on September 12, 2016.  The tabulator’s records indicate you have not yet voted your shares at the time of the mailing of this reminder letter.

If you hold your shares through a broker, your broker will be unable to vote your shares with respect to any matters to be voted on at the meeting if you do not provide instructions to your broker. I strongly encourage you to submit the enclosed voting form and exercise your right to vote.

Your vote is extremely important.  PLEASE CAST YOUR VOTE TODAY.  The fastest and easiest way to vote is by telephone or over the Internet.  Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.  Alternatively, you may sign and return the enclosed voting form in the envelope provided.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted “FOR” the merger proposal, proposal. “FOR” the adjournment proposal and “FOR” the compensation

**** PLEASE VOTE TODAY****

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., LLC at (877) 787-9239.

Thank you for your investment in Mines Management, Inc., and for taking the time to vote your shares.

Sincerely yours,

Glenn M. Dobbs

Chief Executive Officer